Exhibit 99.1

UNWIRED PLANET, INC. ANNOUNCES SECOND QUARTER 2013 FINANCIAL RESULTS

RENO, NV – January 31, 2013 – Unwired Planet, Inc. (UPIP), today announced financial results for the second quarter 2013.

“Over the past year we have transformed the company into a premier intellectual property firm. From our enforcement actions in Delaware and Nevada, and our streamlined corporate structure in Reno, Nevada, to the prospects of our recently announced patent deal with Ericsson, Unwired Planet is poised to deliver on its IP model.” said Mike Mulica, Chief Executive Officer of Unwired Planet. “This quarter we have also made additions to our Board of Directors, which we believe will further strengthen the Company as we seek to accelerate the pace on execution on our long-term strategy and monetize the company’s significant assets.”

On a GAAP basis, net loss for the second fiscal quarter ended December 31, 2012 was $11.6 million, or $0.13 per share, compared with a net loss of $15.1 million, or $0.17 per share, in the prior quarter and with a net loss of $10.4 million, or $0.12 per share, in the December quarter of the preceding year.

On a non-GAAP basis, net loss for the first fiscal quarter ended December 31, 2012 was $6.1 million, or $0.07 per share, compared with a net loss of $8.1 million, or $0.09 per share, in the prior quarter and a net loss of $4.7 million, or $0.05 per share, in the December quarter of the preceding year. Non-GAAP net loss excludes restructuring, stock-based compensation, strategic costs, discontinued operations and the tax impact of these items.

A reconciliation between net income (loss) and net income (loss) per share on a GAAP basis and a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

Non-GAAP Measure

The Company’s stated results include the non-GAAP measures: non-GAAP net income (loss) and non-GAAP net income (loss) per share. These non-GAAP measures exclude certain items that generally are non-recurring events or are non-cash items that many other companies exclude, in order to compare Unwired Planet with other companies, such as stock-based compensation. These non-GAAP measures also exclude items which management does not consider in evaluating Unwired Planet’s on-going business, such as restructuring costs and discontinued operations. Unwired Planet considers non-GAAP net income (loss) to be an important metric because it provides a useful measure of the operational performance of Unwired Planet and is used by Unwired Planet’s management for that purpose. In addition, investors often use measures such as these to evaluate the financial performance of a company. These non-GAAP measures are presented for supplemental informational purposes only for understanding Unwired Planet’s operating results. These non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Conference Call Information

Unwired Planet has scheduled a conference call for 5:00 p.m. eastern daylight time today to discuss its financial results for its second quarter 2013 ended December 31, 2012. Interested parties may access the conference call over the Internet through Unwired Planet’s website at www.unwiredplanet.com or by telephone at 888-846-5003 or 480-629-9856 (international). A replay of the conference call will be available for three weeks (until February 21), beginning at 5:00 p.m. PT on January 31 by calling 800-406-7325. The replay can be accessed internationally by calling 303-590-3030, access code: 4592391#.

A live webcast of the call, together with supplemental financial information, will also be available on the Investors section of Unwired Planet’s website at http://www.unwiredplant.com/investors. A replay will be available on the website for at least three months.

About Unwired Planet

Unwired Planet (NASDAQ: UPIP) is the inventor of the mobile internet. Unwired Planet established many of the foundational patents that allow mobile devices to connect to the Internet. Over the years, the company has amassed a patent portfolio of approximately 200 issued US and foreign patents and approximately 75 pending applications, many of which are considered foundational to mobile communications, and span smart devices, cloud technologies and unified messaging.

Cautionary Note Regarding Forward Looking Statements

The statements in this press release in Mr. Mulica’s quote with respect to future events or expectations are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1943 and Section 27A of the Securities Act of 1933. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Unwired Planet assumes no obligation to update the forward-looking statements included in this press release.

For a detailed discussion of these and other factors that may cause these forward looking statements not to come true, please refer to the risk factors discussed in Unwired Planet’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012. These documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Unwired Planet’s website at www.unwiredplanet.com.

For More Information:

Mike Bishop

The Blueshirt Group

mike@blueshirtgroup.com

Tel: 415-217-4968

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	December 31, 2012	June 30, 2012
Assets
Current Assets:
Cash and cash equivalents	$24,615	$39,709
Short-term investments	32,669	43,860
Restricted cash and investments	675	—
Prepaid and other current assets	1,552	3,960

Total current assets	59,511	87,529

Property and equipment, net	135	452
Long-term investments	4,548	9,423
Deposits and other assets	89	89

Total assets	$64,283	$97,493

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$5,967	$6,088
Accrued liabilities	5,402	8,119
Accrued restructuring costs	7,298	12,871

Total current liabilities	18,667	27,078

Accrued restructuring costs, less current portion	512	827
Long-term taxes payable and other	633	959

Total liabilities	19,812	28,864

Stockholders’ equity	44,471	68,629

Total liabilities and stockholders’ equity	$64,283	$97,493

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Revenues:
Patents	$3	$3	$5	$6	$15,026

Total revenues	3	3	5	6	15,026

Operating Expenses:
Sales and marketing expenses	—	78	—	78	375
Patent initiative expenses	3,156	5,559	3,272	8,715	4,996
General and administrative	4,350	3,791	1,212	8,141	2,898
Restructuring and other related costs	1,349	457	1,784	1,806	2,335

Total operating expenses	8,855	9,885	6,268	18,740	10,604

Operating income (loss) from continuing operations	(8,852)	(9,882)	(6,263)	(18,734)	4,422
Interest and other income (expense), net	39	50	(309)	89	(247)

Net income (loss) from continuing operations	(8,813)	(9,832)	(6,572)	(18,645)	4,175
Income taxes	—	—	2,501	—	2,501

Net income (loss) from continuing operations	(8,813)	(9,832)	(9,073)	(18,645)	1,674

Loss on sale of discontinued operation	—	(750)	—	(750)	—
Discontinued operations, net	(2,797)	(4,528)	(1,317)	(7,325)	(9,423)

Net loss	$(11,610)	$(15,110)	$(10,390)	$(26,720)	$(7,749)

Basic and diluted net income (loss) per share from:
Continuing operations	$(0.10)	$(0.11)	$(0.11)	$(0.21)	$0.02
Discontinued operations	$(0.03)	(0.06)	(0.01)	(0.09)	(0.11)

Net income loss per share	$(0.13)	$(0.17)	$(0.12)	$(0.30)	$(0.09)

Shares used in basic and diluted net income (loss ) per share	90,323	89,971	85,594	90,147	85,538

Stock-based compensation by category:
Sales and marketing	$—	$1	$—	$1	$—
General and administrative	298	435	133	733	267
Discontinued operations	489	73	501	562	952

	$787	$509	$634	$1,296	$1,219

UNWIRED PLANET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Reconciliation between GAAP and Non-GAAP net income (loss):
Net loss	$(11,610)	$(15,110)	$(10,390)	$(26,720)	$(7,749)
Exclude:
Restructuring costs	1,349	457	1,784	1,806	2,335
Stock-based compensation	298	436	133	734	267
Strategic costs	1,094	886	—	1,980	—
Discontinued operations, net of tax	2,797	5,278	1,317	8,075	9,423
Tax impact related to unusual transactions	—	—	2,501	—	2,501

Non-GAAP net income (loss)	$(6,072)	$(8,053)	$(4,655)	$(14,125)	$6,777

GAAP net loss per share	$(0.13)	$(0.17)	$(0.12)	$(0.30)	$(0.09)
Exclude:
Restructuring costs	$0.02	$0.01	$0.02	$0.02	$0.03
Stock-based compensation	$—	$—	$—	$0.01	$—
Strategic costs	$0.01	$0.01	$—	$0.02	$—
Discontinued operations, net of tax	$0.03	$0.06	$0.02	$0.09	$0.11
Tax impact related to unusual transactions	$—	$—	$0.03	$—	$0.03

Non-GAAP net income (loss) per share	$(0.07)	$(0.09)	$(0.05)	$(0.16)	$0.08

Shares used in computing net income (loss) per share:
GAAP	90,323	89,971	85,594	90,147	85,538
Non-GAAP	90,323	89,971	85,594	90,147	86,379

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Three Months Ended			Six Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Operating activities:
Net loss	$(11,610)	$(15,110)	$(10,390)	$(26,720)	$(7,749)
Loss/(gain) on sale of discontinued operation	—	750	—	750	—
Reconciling items:
Depreciation, amortization of intangibles and stock-based compensation	886	653	1,810	1,539	3,967
Non-cash restructuring charges	71	100	187	171	399
Accelerated depreciation on restructured property and equipment	226	—	—	226	—
Recovery of doubtful accounts	—	—	270	—	467
Other non-cash items, net	237	300	264	537	571
Restricted cash	(675)	—		(675)	—
Changes in operating assets and liabilities	(4,374)	(1,527)	11,135	(5,901)	(11,833)

Net cash used for operating activities	(15,239)	(14,834)	3,276	(30,073)	(14,178)

Investing activities:
Purchases of property and equipment, net	74	—	(141)	74	(530)
Payment of settlement related to discontinued operation	—	—	—	—	(12,000)
Sale of discontinued operation, net	—	(1,893)	—	(1,893)	—
Proceeds from sales and maturities of investments, net	8,634	6,886	6,760	15,520	13,200

Net cash provided by investing activities	8,708	4,993	6,619	13,701	670

Financing activities:
Net proceeds from issuance of common stock	7	1,271	175	1,278	294

Cash provided by financing activities	7	1,271	175	1,278	294

Net increase/(decrease) in cash and cash equivalents	(6,524)	(8,570)	10,070	(15,094)	(13,214)
Cash and cash equivalents at beginning of period	31,139	39,709	23,982	39,709	47,266

Cash and cash equivalents at end of period, including discontinued operations	$24,615	$31,139	$34,052	$24,615	$34,052